Exhibit 99.1

FOR IMMEDIATE RELEASE	FOR FURTHER INFORMATION
April 17, 2020	CONTACT BENJAMIN BOCHNOWSKI
(219) 853-7575

Peoples Bank Approves Approximately $75 Million in Loans for Small Business Relief Efforts Under PPP During COVID-19 Pandemic

Munster, IN – Peoples Bank, a subsidiary of NorthWest Indiana Bancorp, late last week began funding loans under the U.S. Small Business Administration’s (SBA) Paycheck Protection Program (PPP), a program initiated on Friday, April 3, in order to help small businesses maintain their workforce during the Coronavirus (COVID-19) pandemic. Peoples Bank approved a total of 480 applications totaling $74.8 million, with an average loan size of approximately $154,000, prior to exhaustion of the funds available from the program. These loans will help local business owners retain 8,604 employees.

COVID-19 has taken a heavy toll on local communities due to the Indiana and Illinois shelter-in-place orders enacted in March. Many business owners have been faced with difficult decisions that affect the livelihood of their employees. The loans that Peoples Bank made will also support the stabilization of local economies throughout Northwest Indiana and South Chicagoland. Peoples Bank is a certified SBA lender and was one of the first local banks to fund loans under the PPP to help our communities at a time when they need it most.

“I am very proud of the Peoples Bank team and the efforts we have made in support of our community,” said Benjamin Bochnowski, president and chief executive officer. “It has been a shining example of our core value of excellence, and carries out our mission in a time of crisis. We are here for our customers and community in the good times and the bad, and that’s what our core value of stability is all about.”

“Our mission is to help our customers and communities be more successful,” said Todd Scheub, executive vice president, chief banking officer. “The demand for these loans was extremely high, and our Business Banking team worked tirelessly to ensure we processed and funded these loans as quickly as possible. We have made a significant impact in our communities.”

The commitment of our Business Banking team exemplifies Peoples Bank’s core value of Community—a founding pillar in support of their ultimate mission to help their customers and communities be more successful. Responsiveness and participation in programs like the Paycheck Protection Program are essential to helping local businesses and communities survive unprecedented times such as the COVID-19 pandemic.

On Thursday, April 16, 2020, the $349 billion authorized for the PPP was exhausted, and the SBA is no longer accepting applications for these loans. “Only Congress can reauthorize more funds into this program, as there is additional need in our community” said Bochnowski. “It is my sincere hope that Congress puts aside partisan differences so that community banks can continue to get this much needed relief to businesses across the nation.”

Peoples Bank is a locally managed community bank with 22 Banking Centers located in Northwest Indiana and South Chicagoland. For more information about products and services available at Peoples Bank, visit ibankpeoples.com.

Forward Looking Statements

This press release may contain forward-looking statements regarding the financial performance, business prospects, growth and operating strategies of NWIN. For these statements, NWIN claims the protections of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Statements in this communication should be considered in conjunction with the other information available about NWIN, including the information in the filings NWIN makes with the SEC. Forward-looking statements provide current expectations or forecasts of future events and are not guarantees of future performance. The forward-looking statements are based on management’s expectations and are subject to a number of risks and uncertainties. Forward-looking statements are typically identified by using words such as “anticipate,” “estimate,” “project,” “intend,” “plan,” “believe,” “will” and similar expressions in connection with any discussion of future operating or financial performance.

Although management believes that the expectations reflected in such forward-looking statements are reasonable, actual results may differ materially from those expressed or implied in such statements. Risks and uncertainties that could cause actual results to differ materially include: changes in asset quality and credit risk; the inability to sustain revenue and earnings growth; changes in interest rates and capital markets; inflation; customer acceptance of NWIN’s products and services; customer borrowing, repayment, investment, and deposit practices; customer disintermediation; the introduction, withdrawal, success, and timing of business initiatives; competitive conditions; the inability to realize cost savings or revenues or to implement integration plans and other consequences associated with mergers, acquisitions, and divestitures; economic conditions; and the impact, extent, and timing of technological changes, capital management activities, and other actions of the Federal Reserve Board and legislative and regulatory actions and reforms.